SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C.  20549

				   FORM 8-K

				CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 1, 1998


			       TRIAD PARK, LLC
	  (Exact name of registrant as specified in its charter)


      DELAWARE                        0-22343              94-3264115
(State or other jurisdiction       (Commission           (I.R.S. Employer
   of incorporation)                File Number)        Identification No.)



			      3055 TRIAD DRIVE
			   LIVERMORE, CALIFORNIA  94550
		   (Address of principal executive offices)

				(510) 449-0606
	    (Registrant's telephone number, including area code)

				 Not Applicable
	(Former name or former address, if changed since last report)




Item 5. Other Events

	On February 1, 1998, TKG Acquisition Company, LLC ("Acquisition"), The Kontrabecki Group, Inc. (d/b/a TKG International) ("TKG") and Triad Park, LLC (the "Company") entered into a definitive agreement (the
"Merger Agreement") by which Acquisition would acquire the Company in a cash merger at $1.65125 per membership interest of the Company ("Share"). TKG has agreed to cause Acquisition to be adequately capitalized to satisfy its obligations under the Merger Agreement. TKG presently beneficially owns 2,500 Shares. The Company had 19,708,123 Shares outstanding as of December 31, 1997.

	Prior to entering into the Merger Agreement, the Company terminated the agreement of merger it had previously entered into with TPL
Acquisition, LLC and Richard C. Blum & Associates, L.P. That agreement was dated September 9, 1997.

	The transaction is subject to, among other things, Company shareholder approval, regulatory approvals and other customary conditions. The transaction is expected to close by March 31, 1998.

	The terms of the transaction were unanimously approved by the Company's Advisory Board at a special meeting on February 1, 1998.

	Until the date the transaction is approved by the Company's shareholders, the Company may not solicit alternative acquisition proposals but may receive unsolicited proposals. If the Company's Advisory Board finds that an alternative acquisition proposal is superior to the transaction with TKG, it may terminate the agreement with TKG upon payment of a break-up fee of $1.2 million.

	Reference is made to the agreement between the Company, Acquisition and TKG dated February 1, 1998 attached as Exhibit 2.1 to this Form 8-K Current Report.

Item 7. Financial Statements and Exhibits

      (c)     Exhibits

2.1 Agreement of Merger dated as of February 1, 1998, by and among The Kontrabecki Group, Inc., TKG Acquisition Company, LLC, and Triad Park, LLC.

99(1)   Press Release dated February 2, 1998


				SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 3, 1998

					TRIAD PARK, LLC

					By:  3055 MANAGEMENT CORP.,
					     its Manager


					By: /S/ JAMES R. PORTER
					    ----------------------
					    James R. Porter
					    Vice President, Secretary and
					    Chief Financial Officer




			       INDEX TO EXHIBITS


2.1 Agreement of Merger dated as of February 1, 1998, by and among The Kontrabecki Group, Inc., TKG Acquisition Company, LLC, and Triad Park, LLC.

99(1)   Press Release dated February 2, 1998